Exhibit 1.1

xG Technology, Inc.

[●] Class A Units,

Each Class A Unit Consisting of One Share of Common Stock ($0.00001 par value per share)

and

0.5 of a Series A Warrant to Purchase One Share of Common Stock,

[●] Class B Units,

Each Class B Unit Consisting of One Pre-Funded Series B Warrant to Purchase One Share of Common Stock ($0.00001 par value per share)

and

0.5 of a Series A Warrant to Purchase One Share of Common Stock,

[●] Series C Warrants, Each to Purchase One Class A Unit

and

[●] Series D Warrants, Each to Purchase One Class B Unit

Underwriting Agreement

[●], 2015

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Ladies and Gentlemen:

xG Technology, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), hereby proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (collectively, the “Underwriters”) up to an aggregate of: (i) [●] Class A Units (the “Firm Class A Units”) consisting of (A) [●] authorized but unissued shares of common stock, par value $0.00001 per share (the “Common Stock”), of the Company (the “Firm Shares”) and (B) [●] Series A Warrants (the “Firm Series A Warrants”) to purchase an aggregate of up to [●] authorized but unissued shares of Common Stock (the “Firm Series A Warrant Shares”); ( ii) [●] Class B Units (the “Firm Class B Units” and together with the Firm Class A Units, the “Firm Units”) consisting of (A) [●] Pre-funded Series B Warrants (the “Series B Warrants”) to purchase an aggregate of up to [●] authorized but unissued shares of Common Stock (the “Firm Series B Warrant Shares”) and (B) [●] Firm Series A Warrants; (iii) [●] Series C Warrants (the “Series C Warrants”) to purchase an aggregate of up to [●] authorized but unissued additional Class A Units (the “Option Class A Units”) consisting of [●] authorized but unissued shares of Common Stock (the “Option Shares”) and [●] Series A Warrants (the “Option Series A Warrants”) to purchase an aggregate of up to [●] authorized but unissued shares of Common Stock (the “Option Series A Warrant Shares”); and (iv) [●] Series D Warrants (the “Series D Warrants”) to purchase an aggregate of up to [●] authorized but unissued Class B Units (the “Option Series B Units” and together with the Option Class A Units, the “Option Units”) consisting of [●] Series B Warrants (the “Option Series B Warrants”) to purchase an aggregate of up to [●] authorized but unissued shares of Common Stock (the “Option Series B Warrant Shares”) and [●] Option Series A Warrants. Each Firm Class A Unit will consist of one Firm Share and 0.5 of a Firm Series A Warrant to purchase one share of Common Stock. Each Firm Class B Unit will consist of one Series B Warrant and 0.5 of a Firm Series A Warrant to purchase one share of Common Stock. The Firm Units and the Option Units are collectively referred to as the “Units.” The Units will not be separately issued or certificated and the Securities shall be immediately separable and transferable upon issuance. The Firm Shares and all of the shares of Common Stock underlying the other Securities (as defined below) are collectively referred to as the “Shares.” The Firm Series A Warrants and the Option Series A Warrants are collectively referred to as the “Series A Warrants.” The Firm Series A Warrant Shares and the Option Series A Warrant Shares are collectively referred to as the “Series A Warrant Shares.” The Firm Series B Warrants and the Option Series B Warrants are collectively referred to as the “Series B Warrants.” The Firm Series B Warrant Shares and the Option Series B Warrant Shares are collectively referred to as the “Series B Warrant Shares.” The Series A Warrants, the Series B Warrants, the Series C Warrants and the Series D Warrants are collectively referred to as the “Warrants”. The Units, the Shares, the Series A Warrant Shares, the Series B Warrant Shares and the Warrants are collectively referred to as the “Securities.” The Class A Units, the Class B Units, the Series C Warrants and the Series D Warrants are collectively referred to as the “Firm Securities.” The form of the Series A Warrant is attached hereto as Exhibit E. The form of the Series B Warrant is attached hereto as Exhibit F. The form of the Series C Warrant is attached hereto as Exhibit G. The form of the Series D Warrant is attached hereto as Exhibit H. Roth Capital Partners, LLC (“Roth”) is acting as representative of the several Underwriters and in such capacity is referred to as the “Representative.”

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Certain terms used herein are defined in Section 18 hereof.

1.	Representations and Warranties:

The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below), as of the Closing Date, as follows:

(a)	Filing of Registration Statement. The Company has filed with Commission a registration statement, and an amendment or amendments thereto, on Form S-1 (File No. 333-203853), including any related prospectus or prospectuses, for the registration of the Securities under the Act, which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Act and the rules and regulations of the Commission under the Act (the “Securities Act Regulations”) and will contain all material statements that are required to be stated therein in accordance with the Act and the Securities Act Regulations. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the Preliminary Prospectus included in the registration statement, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Securities Act Regulations (the “Rule 430A Information”)), is referred to herein as the “Registration Statement.” If the Company files any registration statement pursuant to Rule 462(b) of the Securities Act Regulations, then after such filing, the term “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b). The Registration Statement has been declared effective by the Commission on the date hereof.

Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” The Preliminary Prospectus, subject to completion and filed with the Commission on [●], 2015, that was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus.” The final prospectus in the form first furnished to the Underwriters for use in the Offering is hereinafter called the “Prospectus.” Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement.

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(b)	Exchange Act Registration. The Securities are registered pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

(c)	Stock Exchange Listing. The Common Stock is listed on The NASDAQ Capital Market (the “Exchange”), and the Company has taken no action designed to, or likely to, have the effect of delisting the Common Stock from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company has filed an application for the Listing of Additional Shares with the Exchange to list the shares of Common Stock included in the Securities.

(d)	No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

(e)	Disclosures in Registration Statement.

(i)	Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Act and the Securities Act Regulations. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Act and the Securities Act Regulations. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

(ii)	Neither the Registration Statement nor any amendment thereto, at the time each part thereto became effective pursuant to the Securities Act Regulations, as of the date of this Agreement, at the Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading provided however that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Underwriters expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following disclosure: the names of the Underwriters contained on the cover page of the Pricing Prospectus and Prospectus and the following disclosure contained in the “Underwriting” Section of the Prospectus: statements that relate to the amount of selling concession and re-allowance or to over-allotment and stabilization and related activities that may be undertaken by the Underwriters (collectively, the “Underwriters’ Information”);

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(iii)	The Pricing Disclosure Package, as of the Applicable Time, as of the date of this Agreement, at the Closing Date, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information. Each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information; and

(iv)	Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information.

(f)	Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Act and the Securities Act Regulations to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental authority, agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

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(g)	Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Preliminary Prospectus.

(h)	Regulations. The disclosures in the Registration Statement, the Pricing Disclosure Package and the Prospectus concerning the effects of federal, state, local and all foreign regulation on the Offering and the Company’s business as currently contemplated are correct in all material respects and no other such regulations are required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which are not so disclosed.

(i)	No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company (a “Material Adverse Change”); (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

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(j)	Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(k)	Disclosures in Commission Filings. Since March 31, 2015, (i) none of the Company’s filings with the Commission contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) the Company has made all filings with the Commission required under the Exchange Act and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act Regulations”).

(l)	Independent Accountants. To the knowledge of the Company, Friedman LLP (the “Auditor”), whose report is filed with the Commission as part of the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Act and the Securities Act Regulations and the Public Company Accounting Oversight Board. The Auditor has not, during the periods covered by the financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(m)	Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, comply in all material respects with the requirements of the Act and the Securities Act Regulations and fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Act or the Securities Act Regulations. The pro forma and pro forma as adjusted financial information and the related notes, if any, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Act and the Securities Act Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. Each of the Registration Statement, the Pricing Disclosure Package and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company, or, other than in the course of business, any grants under any stock compensation plan, and (d) there has not been any material adverse change in the Company’s long-term or short-term debt. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus truly, accurately and fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

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(n)	Authorized Capital, etc. The Company had, at the date or dates indicated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the Effective Date, as of the Applicable Time and on the Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock of the Company or any security convertible or exercisable into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

(o)	Valid Issuance of Securities, etc.

(i)	Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The outstanding shares of Common Stock and all other issued securities of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The offers and sales of the outstanding shares of Common Stock and such issued securities were at all relevant times either registered under the Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements.

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(ii)	Securities Sold Pursuant to this Agreement. The Securities have been duly authorized. The Shares, when issued and delivered against payment therefore as provided herein, including the Series A Warrant Shares, when issued and delivered upon the due exercise of the applicable Warrants, will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights and will conform to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Units and the Warrants conform to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. All corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken.

(iii)	Shares Underlying Warrants. The shares of Common Stock underlying (i) all existing warrants, options and other convertible securities of the Company and (ii) the Warrants have been duly authorized for issuance, will conform to the description thereof in the Registration Statement, the Pricing Disclosure and the Prospectus, have been validly reserved for future issuance and will, upon exercise of such existing securities and the Warrants, as applicable, and payment of the exercise price thereof, be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to preemptive or similar rights to subscribe for or purchase securities of the Company. The issuance of such securities is not subject to any statutory preemptive rights under the laws of the State of Delaware or the Company’s certificate of incorporation or bylaws as in effect at the time of issuance, rights of first refusal or other similar rights of any security holder of the Company.

(iv)	Warrants and Units. The Warrants will constitute legal, valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the underlying securities in accordance with the terms of the respective Warrant. The Units will constitute legal, valid and binding obligations of the Company. The Warrants and the Units are and will be enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

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(p)	Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or in any SEC Filings, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(q)	Validity and Binding Effect of Agreements. This Agreement has been duly and validly authorized by the Company, and, when executed and delivered, will constitute, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(r)	No Conflicts, etc. The execution, delivery and performance by the Company of this Agreement and the Warrants and all respective ancillary documents thereunder, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s Amended and Restated Certificate of Incorporation (as the same may be amended or restated from time to time, the “Charter”) or the by-laws of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental authority as of the date hereof except in the case of (i) or (ii), such as would not result in a Material Adverse Change.

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(s)	No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Charter or by-laws, or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental authority, except such as would not result in a Material Adverse Change.

(t)	Corporate Power; Licenses; Consents.

(i)	Conduct of Business. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or such as would not result in a Material Adverse Change, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ii)	Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and the Warrants and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation of the transactions and agreements contemplated by this Agreement and the Warrants and as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(u)	D&O Information. To the Company’s knowledge, all information concerning the Company’s directors, officers and principal shareholders described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as well as in the Lock-Up Agreement (as defined below) provided to the Underwriters, is true and correct in all material respects and the Company has not become aware of any information which would cause such information to become materially inaccurate or incorrect.

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(v)	Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or in connection with the Company’s listing application for the listing of the Shares on the Exchange.

(w)	Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Delaware as of the date hereof, and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify, singularly or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Change.

(x)	Insurance. The Company carries or is entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks which the Company believes are adequate, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(y)	Transactions Affecting Disclosure to FINRA.

(i)	Finder’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

(ii)	Payments Within Twelve (12) Months. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Date, other than the payment to the Underwriters as provided hereunder in connection with the Offering.

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(iii)	Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(iv)	FINRA Affiliation. Other than as disclosed on Schedule 1.1(y)(iv), there is no: (i) officer or director of the Company, (ii) beneficial owner of 5% or more of any class of the Company’s securities or (iii) beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

(v)	Information. All information provided by the Company in its FINRA questionnaire to the Underwriters’ counsel specifically for use by the Underwriters’ counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

(z)	Foreign Corrupt Practices Act. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that: (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Change or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

(aa)	Compliance with OFAC. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any other person acting on behalf of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

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(bb)	Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental authority involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(cc)	Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to the Underwriters’ counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(dd)	Lock-Up Agreements. Schedule II hereto contains a complete and accurate list of the Company’s officers, directors and each beneficial owner of at least 5% of the Company’s outstanding shares of Common Stock (or securities convertible or exercisable into shares of Common Stock) (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Representative an executed Lock-Up Agreement, in the form attached hereto as Exhibit A (the “Lock-Up Agreement”), prior to the execution of this Agreement.

(ee)	Subsidiaries. The Company has no direct or indirect subsidiaries.

(ff)	Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described as required.

(gg)	Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Pricing Prospectus and the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Exchange Act, the Exchange Act Regulations, the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company and the listing rules of the Exchange. At least one member of the Audit Committee of the Board of Directors of the Company qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent,” as defined under the listing rules of the Exchange.

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(hh)	Sarbanes-Oxley Compliance.

(i)	Disclosure Controls. Other than as disclosed in our SEC Filings, the Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

(ii)	Compliance. The Company is, or at the Applicable Time and on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

(iii)	Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ii)	No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

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(jj)	No Labor Disputes. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

(kk)	Intellectual Property Rights. The Company owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) necessary for the conduct of its business as currently carried on and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. To the knowledge of the Company, no action or use by the Company necessary for the conduct of its business as currently carried on and as described in the Registration Statement and the Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. The Company has not received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 1(kk), reasonably be expected to result in a Material Adverse Change; (C) the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 1(kk), reasonably be expected to result in a Material Adverse Change; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 1(kk), reasonably be expected to result in a Material Adverse Change; and (E) to the Company’s knowledge, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the Company’s knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not described therein. The Registration Statement, the Pricing Disclosure Package and the Prospectus contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

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(ll)	Taxes. The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. The Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Representative, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

(mm)	ERISA Compliance. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

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(nn)	Compliance with Laws. The Company: (A) is and at all times has been in compliance with all statutes, rules or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; (B) has not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any product, service or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (G) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning or other notice or action relating to any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

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(oo)	Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the time of effectiveness of the Registration Statement and any amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of any of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(pp)	Smaller Reporting Company. As of the time of filing of the Registration Statement, the Company was a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act Regulations.

(qq)	Industry Data. The statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(rr)	Emerging Growth Company. Since the effectiveness of its Registration Statement on Form S-1 on July 18, 2013, the Company has remained and currently is considered an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(ss)	Testing-the-Waters Communications. The Company has not (i) alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the written consent of the Representative and with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company confirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

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(tt)	Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the shares of Common Stock to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

2.	Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth:

(a)	The Company agrees to issue and sell the Firm Securities to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Securities set forth opposite their respective names on Schedule I attached hereto and incorporated by reference herein. The offer prices for such sales to the Underwriters shall be $[●] for each Class A Unit, $[●] for each Class B Unit, $0.01 for each Series C Warrant and $0.01 for each Series D Warrant (the “Offer Prices”).

(b)	Upon the Company’s authorization of the release of the Firm Securities, the Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

(c)	The Firm Securities will be delivered by the Company to the Representative for the accounts of the several Underwriters, against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at Roth’s offices at Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, CA 92660, or such other location as may be mutually acceptable, at 6:00 a.m. PST, on the third (or if the Firm Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as Roth and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act.

The time and date of delivery of the Firm Securities is referred to herein as the “Closing Date.” If any of the Underwriters so elect, delivery of the Firm Securities may be made by credit through full fast transfer to the account at The Depository Trust Company designated by such Underwriter. Certificates representing the Firm Shares, in definitive form and in such denominations and registered or made out in such names as the Underwriters may request upon at least two business days’ prior notice to the Company, will be made available for checking and packaging not later than 1:30 p.m. Eastern Time on the business day next preceding the Closing Date at the above addresses, or such other location as may be mutually acceptable.

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(d)	The documents to be delivered at each Closing Date by or on behalf of the parties hereto pursuant to Section 4 of this Agreement, including the cross receipt for the Firm Securities and any additional documents requested by the Representative pursuant to Section 4 hereof, will be delivered at the offices of Shearman & Sterling LLP, 1460 El Camino Real, 2nd Floor, Menlo Park, CA 94025 (the “Closing Location”). By noon Eastern Time on the business day in California that is next preceding each Closing Date, the final drafts of the documents to be delivered pursuant to the preceding sentence shall be available for review by the parties hereto.

(e)

Each Series A Warrant will entitle its holder, for a period of 5 years from the Closing, to purchase one share of Common Stock at an exercise price equal to $[●]. Each Series B Warrant will entitle its holder, for a period of [●] years from the Closing, to purchase one share of Common Stock. Each Series C Warrant will entitle its holder, for a period of 65 Trading Days from the Closing, to purchase one Class A Unit at an exercise price equal to $[●], subject to adjustment to the lower of (i) the then-effective exercise price per Class A Unit and (ii) 80% of the closing price of the Company’s Common Stock on the 60th Trading Day from the Closing, such adjustment beginning on the 3rd Trading Day immediately preceding such 60th Trading Day. If a holder exercises a Series C Warrant between the 3rd Trading Day immediately preceding the 60th Trading Day from the Closing and the 60th Trading Day and the exercise price is subsequently adjusted to a lower price than that at which the Series C warrant had been exercised, then the Company will reimburse each record holder for the difference, within 5 Trading Days following such 60th Trading Day. Each Series D Warrant will entitle its holder, for a period of 65 Trading Days from the Closing, to purchase one Class B Unit at an exercise price equal to $[●], subject to adjustment to the lower of (i) the then-effective exercise price per Class B Unit and (ii) 80% of the closing price of the Company’s Common Stock on the 60th Trading Day from the Closing, such adjustment beginning on the 3rd Trading Day immediately preceding such 60th Trading Day. If a holder exercises a Series D Warrant between the 3rd Trading Day immediately preceding the 60th Trading Day from the Closing and the 60th Trading Day and the exercise price is subsequently adjusted to a lower price than that at which the Series D warrant had been exercised, then the Company will reimburse each record holder for the difference, within 5 Trading Days following such 60th Trading Day.

3.	Agreements.

The Company agrees with the Underwriters that:

(a)	Prior to the later of the last date on which a “settlement date,” if any, may occur, and the termination of the Offering of the Securities, the Company will not file any amendment or supplement to the Registration Statement (including the Prospectus) unless the Company has furnished the Representative a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects, unless otherwise required by the Act or the Exchange Act. Subject to the foregoing sentence, the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Underwriters (1) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the Company’s intention to file, or prepare any supplement or amendment to, the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, (5) of the issuance by the Commission of any stop order or cease trade order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose, (6) of the receipt of any comments or communications from the Commission or any other regulatory authority relating to the Prospectus or the Registration Statement, and (7) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or cease trade order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or cease trade order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

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(b)	The Company will prepare and file the Prospectus with the Commission, promptly after the date of this Agreement, and in any event no later than 11:00 a.m. (Eastern Time) on [●], 2015.

(c)	If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Pricing Disclosure Package, as of the Applicable Time, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (1) notify promptly the Underwriters so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented, (2) subject to the first sentence of paragraph (a) of this Section 3, amend or supplement the Pricing Disclosure Package to correct such statement or omission, and (3) supply any amendment or supplement to the Underwriters in such quantities as they may reasonably request.

(d)	If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with the use or delivery of the Prospectus, the Company promptly will (i) notify the Underwriters of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 3, an amendment or supplement to the Registration Statement or Prospectus or a new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

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(e)	As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Registration Statement (or, if later, the Effective Time of the any registration statement pursuant to Rule 462(b)) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the Company is required to file its Form 10-Q for the fourth fiscal quarter following the fiscal quarter that includes such Effective Time except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the Company is required to file its Form 10-K for the end of such fourth fiscal quarter.

(f)	The Company will use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(g)	The Company will use its best efforts to maintain the listing of the shares of Common Stock underlying the Securities offered hereby on the Exchange.

(h)	The Company will furnish to the Underwriters and counsel for the Underwriters signed copies of the Registration Statement and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in such circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus and any supplement thereto as any Underwriter may reasonably request.

(i)	The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

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(j)	The Company will not without the prior written consent of the Representative, issue, offer, sell, contract to sell, pledge, or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company, directly or indirectly, including the filing (or participation in the filing) of a registration statement or prospectus with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any other shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement (the “Lock-Up Period”), except that the Company may: (i) file a registration statement or prospectus with the Commission in respect of the Securities and sell the Firm Securities to the Underwriters pursuant to this Agreement, (ii) issue and sell Common Stock or grant performance shares, stock appreciation rights, options or other equity-based awards pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time or as proposed to be amended by the Company’s shareholders at the next annual meeting of shareholders, and (iii) issue Common Stock required to be issued during the Lock-Up Period pursuant to agreements in effect as of the Execution Time and issue Common Stock issuable upon the conversion of securities or the exercise of warrants or options outstanding at the Execution Time. Notwithstanding the foregoing, if (1) the Company is not an “emerging growth company” (as defined in Section 2(a)(19) of the Securities Act of 1933, as amended); and (2) either (x) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representative waives such extension in writing.

(k)	The Company has, and will, comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

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(l)	The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(m)	The Company will pay at the time of closing on the Closing Date all reasonable costs and expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing with the Commission of the Registration Statement (including financial statements and exhibits), the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment and supplement to any of the foregoing, (ii) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates, as applicable, for any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company’s legal counsel, accountants and other advisors, (v) the qualification of the Securities under applicable securities laws, and the NASDAQ, including filing fees and, the reasonable, actual and accountable fees and disbursements of legal counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and all amendments or supplements to any of them and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto or any filing with FINRA, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of any Testing-the-Waters Communications, (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants and (xi) reasonable out-of-pocket expenses of the Underwriters incurred in connection with the Offering, including the fees and disbursements of Underwriters’ counsel, in an aggregate amount not to exceed US$150,000.

(n)	The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and the Underwriters, agree with the Company that, unless they have or shall have obtained the prior written consent of the Company, they have not made and will not make an offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule IV hereto. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (1) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (2) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

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(o)	The Company shall provide the Representative with a draft of any press release to be issued in connection with the Offering, and will provide the Representative and its counsel sufficient time to comment thereon and will issue such press release in a form reasonably acceptable to the Representative and its counsel.

(p)	The Company hereby engages the Representative as its exclusive agent for the solicitation of the exercise of the Series C Warrants and the Series D Warrants. The Company will (i) assist the Representative with respect to the solicitation, if requested by the Representative and (ii) provide the Representative lists of the record and, to the extent known, beneficial owners of the Series C Warrants and the Series D Warrants. For each Series C Warrant and Series D Warrant exercised, the Company will pay the Placement Agent a solicitation fee (the “Solicitation Fee”) of [●] percent ([●]%) of the exercise price of the Series C Warrants and the Series D Warrants. The Company shall provide the Representative with written notice of each exercise of Series C Warrants and Series D Warrants within 24 hours of the applicable Exercise Date. Any such Solicitation Fee shall be paid to the Representative not more than five (5) business days after the Exercise Date giving rise to such Solicitation Fee and shall be paid by wire transfer of immediately available funds to an account previously specified by the Representative. The Company agrees to disclose the arrangement to pay solicitation fees to the Representative in the General Disclosure Package and the Prospectus. Notwithstanding the foregoing, as required by FINRA Rule 5110(f)(2)(K), no Solicitation Fee shall be payable to the Representative hereunder in respect of the exercise of a Series C Warrant or Series D Warrant if: (i) the market price of the underlying Class A Unit or Class B Unit, as applicable, is lower than the exercise price of the Series C Warrants or Series D Warrants, as applicable, at the time of exercise; (ii) the Series C Warrants or Series D Warrants is held in a discretionary account of the Representative at the time of exercise, unless prior specific written approval for the exercise is received from the holder; (iii) the arrangement to pay the Solicitation Fee is not disclosed in the General Disclosure Package or the Prospectus or in any prospectus provided to the holder of the Series C Warrants or the Series D Warrants at the time of exercise; (iv) the Series C Warrants or the Series D Warrants are exercised in an unsolicited transaction; or (v) the holder of the Series C Warrants or Series D Warrants has not confirmed in writing that exercise was solicited and that the Representative solicited his, her or its exercise.

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4.	Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)	If filing the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Act or the Securities Act Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission or the Underwriters for additional information (to be included in the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriters’ satisfaction.

(b)	The Representative shall have received confirmation from Robinson Brog Leinwand Greene Genovese & Gluck P.C. that there are no claims to which its representation has been sought and that are outstanding in respect of the Company.

(c)	The Company shall have requested and caused Robinson Brog Leinwand Greene Genovese & Gluck P.C., securities counsel for the Company, to have furnished to the Representative their written opinion and Rule 10b-5 negative assurance letter substantially in the form set forth in Exhibit B hereto, dated the Closing Date and any settlement date and addressed to the Representative.

(d)	The Representative shall have received the written opinion and Rule 10b-5 negative assurance letter of Shearman & Sterling LLP, the Underwriters’ counsel, dated the Closing Date and addressed to the Representative, with respect to such matters as the Underwriters may require, and the Company shall have furnished to Shearman & Sterling LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(e)	The Representative shall have received the opinion of Law Offices of Dennis L. Cook, PLLC, special intellectual property counsel for the Company, dated the Closing Date and addressed to the Representative substantially in the form set forth in Exhibit C hereto.

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(f)	The Representative shall have received the opinion of Blooston, Mordkofsky, Dickens, Duffy & Prendergast, LLP, general counsel for the Company, dated the Closing Date and addressed to the Representative substantially in the form set forth in Exhibit D hereto.

(g)	The Company shall have furnished to the Representative a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company or any other officers of the Company acceptable to the Representative in its discretion, dated the Closing Date and any settlement date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Pricing Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i)	the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date and any settlement date with the same effect as if made on the Closing Date and any settlement date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date and any settlement date;

(ii)	no stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, or (B) suspending or preventing the use of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body;

(iii)	since the date of the most recent financial statements included in the Pricing Disclosure Package and the Prospectus, there has been no Material Adverse Change; and

(iv)	the Company has complied with the terms and conditions of this Agreement on its part to be complied with up to the time of closing on the Closing Date.

(h)	The Representative shall have received on and as of the Closing Date and any settlement date, as the case may be, satisfactory evidence of the good standing of the Company in Delaware in writing from the Delaware Secretary of State.

(i)	The Company shall have requested and caused Friedman, LLP, to have furnished to the Representative, at the Execution Time and at the Closing Date and any settlement date, letters (which may refer to letters previously delivered to the Representative), dated respectively as of the Execution Time and as of the Closing Date and any settlement date, in form and substance satisfactory to the Representative, confirming that it is an independent registered public accounting firm within the meaning of the Act and the Exchange Act and covering, without limitation, the Company’s audited financial statements as of and for the years ended December 31, 2013 and December 31, 2014, the Company’s unaudited financial statements as of and for the three-month period ended March 31, 2015 and the various financial disclosures related thereto contained in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Issuer Free Writing Prospectuses, if any.

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(j)	Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (A) any change or decrease specified in the letters referred to in paragraph (h) of this Section 4 or (B) any Material Adverse Change, the effect of which, in any case referred to in clause (A) or (B) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(k)	FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(l)	Prior to the Closing Date and any settlement date, the Company shall have furnished to the Representative such further information, certificates and documents as the Underwriters may reasonably request.

(m)	The Company shall have filed a Listing of Additional Shares form with NASDAQ governing the shares of Common Stock to be listed thereunder.

(n)	At the Execution Time, the Company shall have furnished to the Representative Lock-Up Agreements executed by each officer and director of the Company and each beneficial owner of 10% or more of the outstanding Common Stock of the Company.

If any of the conditions specified in this Section 4 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone confirmed in writing.

The documents required to be delivered by this Section 4 shall be delivered at the office of Shearman & Sterling LLP, counsel for the Underwriters, at the Closing Location, on the Closing Date.

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5.	Indemnification and Contribution.

(a)	The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, directors and officers and employees, and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Company) arising out of (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) an untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Prospectus), any Issuer Free Writing Prospectus or the Marketing Materials or in any other materials used in connection with the offering of the Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Marketing Materials or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriters’ Information.

(b)	Each Underwriter, severally and not jointly, will indemnify, defend and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), from and against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Marketing Materials or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Marketing Materials or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriters’ Information, and will reimburse such Underwriter Indemnified Party for any legal or other expenses reasonably incurred by it in connection with defending against any such loss, claim, damage, liability or action.

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(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 5, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

(d)	The indemnifying party under this Section 5 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(e)	If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each of the Underwriters on the other hand from the offering and sale of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each of the Underwriter on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by each of the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount of such Underwriter’s commissions actually received by such Underwriter pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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(f)	For purposes of this Agreement, each of the Underwriters confirms, and the Company acknowledges, that there is no information concerning any of the Underwriters furnished in writing to the Company by any of the Underwriters specifically for preparation of or inclusion in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, other than the Underwriters’ Information.

6.	Default by the Underwriter.

(a)	If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Securities, and if the number of the Firm Securities with respect to which such default relates (the “Default Securities”) does not exceed in the aggregate 10% of the number of Firm Securities that all Underwriters have agreed to purchase hereunder, then the Representative may make arrangements satisfactory to the Company for the purchase of such Default Securities by other persons, including the Underwriters, but if no such arrangements are made by the applicable Closing Date, then the non-defaulting Underwriters shall purchase such Default Securities in proportion to their respective commitments hereunder.

(b)	In the event that the aggregate number of Default Securities for which an Underwriter defaults in its obligation to purchase hereunder exceeds 10% of the number of Firm Securities, the Representative may in its discretion arrange for the non-defaulting Underwriters or for another party or parties to purchase the Default Securities on the terms contained herein. In the event that within five calendar days after such a default the Representative does not arrange for the purchase of the Default Securities as provided in this Section 6, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 3(m), 5, 8 and 9), but nothing in this Agreement shall relieve a defaulting Underwriter of its liability, if any, to the Company for damages occasioned by its default hereunder).

(c)	In the event that any Default Securities are to be purchased by another party or parties as aforesaid, the Underwriters or the Company shall have the right to postpone the Closing Date or settlement date, as the case may be, for a period not exceeding five business days in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement, Pricing Disclosure Package or the Prospectus which, in the opinion of Underwriter’s counsel, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

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7.	Termination.

(a)	This agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Firm Securities, if at any time prior to such time (a) trading in the Company’s Common Stock or the Securities shall have been suspended by the Commission or the Exchange or trading in securities generally on the NYSE or the NASDAQ shall have been suspended or limited or minimum prices shall have been established on such exchange, or (b) a general banking moratorium shall have been declared by U.S. federal or New York State authorities or (c) there shall have occurred any outbreak or escalation of hostilities, or a declaration by the United States of a national emergency or war, major terrorist attack in a world commercial financial center, or other calamity or crisis, including a health epidemic, the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

(b)	The rights of termination contained in Section 7 may be exercised by the Representative and are in addition to any other rights or remedies the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of the Underwriters to the Company or on the part of the Company to the Underwriters except in respect of any liability which may have arisen prior to or arise after such termination under Sections 3(m), 5, 6, 8, 9 and 10.

(c)	In the event the Offering is terminated, the Underwriters will only be entitled to the reimbursement of out-of-pocket accountable expenses actually incurred in accordance with FINRA Rule 5110(f)(2)(D).

8.	Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 5 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 3(m), 5, 6, 8, 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

9.	Reimbursement of Expenses. The Underwriters will be reimbursed for reasonable out-of-pocket expenses incurred in connection with the Offering, including the fees and disbursements of Underwriters’ counsel, in an aggregate amount not to exceed US$150,000.

10.	[Intentionally Omitted].

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11.	Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, mailed, delivered or telefaxed to:

Roth Capital Partners, LLC
888 San Clemente Drive
Newport Beach, CA 92660
Attention: Mitch Truelock
Facsimile: (949) 720-7227

with a copy to:

Shearman & Sterling LLP

1460 El Camino Real, 2nd Floor

Menlo Park, CA 94025
Attention: Christopher M. Forrester
Facsimile: (650) 838-5173

Or, if sent to the Company, mailed, delivered or telefaxed to:

xG Technology, Inc.

240 S. Pineapple Avenue, Suite 701

Sarasota, FL 34236

Attention: Roger G. Branton

Facsimile: 941-954-8595

with a copy to:

Robinson Brog Leiwand Greene Genovese & Gluck P.C.

875 Third Avenue – 9th Floor

New York, NY 10022

Attention: David E. Danovitch
Facsimile: 212-956-2164

12.	Successors. This Agreement will inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 5 hereof, to the extent set forth in Section 5 hereof, and no other person will have any right or obligation hereunder.

13.	Severability. If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

14.	Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

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15.	Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16.	Headings. The Section headings used herein are for convenience only and shall not affect the construction hereof.

17.	Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” means [●] p.m., Pacific Time, on [●], 2015.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” means the U.S. Securities and Exchange Commission.

“Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

“Execution Time” means the date and time that this Agreement is executed and delivered by the parties to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Marketing Materials” means written roadshow materials prepared by or on behalf of the Company and used or referred to by the Company or with the Company’s express consent.

“Offering” means the offering and sale of the Securities.

“Pricing Disclosure Package” means any Issuer Free Writing Prospectus issued at or prior to the Applicable Time, the Pricing Prospectus and the information included on Schedule I-A hereto, all considered together.

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“Registration Statement” means the registration statement referred to in Section 1(a) hereof including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended, on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430A,” “Rule 430B” and “Rule 433” refer to such rules under the Act.

“SEC Filings” means any filings made by the Company with the Commission.

“Trading Day” means any day on which the Exchange is open for trading.

18.	Arm’s Length Transaction. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of arm’s length contractual counterparties to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Underwriters are not advising the Company as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

19.	Authority of Representative. In connection with this Agreement, the Representative will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representative, will be binding on all the Underwriters.

20.	Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them with respect to the subject matter hereof.

[Signature Page to follow]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriters.

Very truly yours,

XG TECHNOLOGY, INC.

By: ______________________________
       Name:
       Title:

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The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

ROTH CAPITAL PARTNERS, LLC

acting on its own behalf and as Representative of the several Underwriters referred to in the foregoing Agreement

By:
Authorized Signatory

SCHEDULE I

Underwriter	Number of Class A Units to be Purchased	Number of Class B Units to be Purchased	Number of Series C Warrants to be Purchased	Number of Series D Warrants to be Purchased
Roth Capital Partners, LLC	[●]	[●]	[●]	[●]
TOTAL	[●]	[●]	[●]	[●]

I-1

SCHEDULE I-A

PRICING INFORMATION

Issue Prices to the Public:	$[●] per Class A Unit $[●] per Class B Unit $0.01 per Series C Warrant $0.01 per Series D Warrant

Underwriting Commission	$[●] per Class A Unit $[●] per Class B Unit

Aggregate Number of Firm Securities to be Sold	[●] Class A Units [●] Class B Units [●] Series C Warrants [●] Series D Warrants

Expected Closing Date	[●], 2015
Series A Warrant Exercise Price	$[●]
Series B Warrant Exercise Price	$0.01
Series C Warrant Exercise Price	$[●], subject to adjustment
Series D Warrant Exercise Price	$[●], subject to adjustment

I-A

SCHEDULE II

OFFICERS, DIRECTORS AND 5% STOCKHOLDERS

II

SCHEDULE III

TESTING-THE-WATERS COMMUNICATIONS

III

SCHEDULE IV

PERMITTED FREE WRITING PROSPECTUSES

IV

EXHIBIT A

Form of Lock-Up Agreement

A-1

EXHIBIT B

Form of Robinson Brog Legal Opinion

B-1

EXHIBIT C

Form of IP Legal Opinion

C-1

EXHIBIT D

Form of Brooston Mordkofsky Legal Opinion

D-1

EXHIBIT E

Form of Series A Warrant

E-1

EXHIBIT F

Form of Series B Warrant

F-1

EXHIBIT G

Form of Series C Warrant

G-1

EXHIBIT H

Form of Series D Warrant

H-1